Jonathan White
(Chairman)
Sarah Fitz
(Managing Partner)
Peter Bertram
Christopher Byrne
Clive Chaplin
Julian Clyde-Smith
Nicholas Kershaw
Kerry Lawrence
Timothy Le Cocq
Michael Lombardi
Steven Meiklejohn
Christopher Renouf
Matthew Swan
Richard Thomas
Matthew Thompson
Simon Willing
Marc Yates

Malcolm Sinel
Michael Clapham

Direct line: 01534 504220
Direct Email: marc.yates@ogier.com

Reference: MSY/SKJ/RAND006.28.8
Your reference:

31 October 2005

Rangold Resources Limited
La Motte Chambers
La Motte Street
St Helier
Jersey
JEl 1BJ

Ladies and Gentlemen,

Randgold Resources Limited

We are acting as Jersey, Channel Islands counsel for Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form F-3 (the "Registration Statement") and the prospectus contained therein relating to the sale of up to an aggregate of 8,625,000 ordinary shares, $0.05 par value per share, in the form of ordinary shares or American Depositary Shares (the "Shares").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to matters of fact material to this opinion, we have made due inquiries with and relied on the statements of officers and other representatives of the Company, public officials or others.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation under the laws of Jersey, Channel Islands.

Whiteley Chambers	Guernsey	www.ogier.com
Don Street	London
St Helier	Cayman Islands
Jersey JE4 9WG
Tel - 44 1534 504000
Fax - 44 1534 504444

Randgold Resources Limited
31 October 2005

2.	The Shares to be issued by the Company, as contemplated by the Registration Statement, are duly and validly authorized, and when issued and sold and upon receipt by the Company of payment therefor, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the above-mentioned Registration Statement and to the reference to our name under the heading "Validity of Securities" of the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Yours faithfully

OGIER & LE MASURIER